SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of report (Date of earliest event reported): July 25, 2006

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	33-70992	23-2679963
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation or
organization)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On July 25, 2006, USA Technologies, Inc. (“USA”) filed a complaint against Transaction Network Services, Inc. (“TNS”) in the United States District Court for the District of Delaware known as USA Technologies, Inc. v. Transaction Network Services, Inc., C.A. No. 06-453. The Complaint alleges that TNS has infringed United States Patent No. 6,505,095 owned by USA in connection with TNS’s cashless payment system for use with vending machines. The complaint requests that TNS be enjoined from further acts of infringement, an award of unspecified money damages against TNS, treble damages be assessed against TNS, and other relief.

During February 2004, USA had filed a prior complaint with the Court (C.A. No. 04-0115(GMS)) alleging infringement by U.S. Wireless Data, Inc. of the patent. U.S. Wireless filed for bankruptcy after the filing of the complaint and the case was stayed. The U.S. Wireless products referred to in the complaint were purchased by TNS from U.S. Wireless as part of the bankruptcy proceedings.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

By: /s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer

Dated: July 26, 2006